Exhibit (s)

EX. FILING FEES

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Main Street Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(c)	15,000,000	$43.06	(1)	$645,825,000	(2)	$0.0000927	$59,867.98
	Total Offering Amounts						$645,825,000			$59,867.98
	Total Fees Previously Paid									—
	Total Fee Offsets									$59,867.98
	Net Fee Due									0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Main Street Capital Corporation	N-2	333-231146	April 30, 2019		$59,867.98	Equity	Common Stock, $0.01 par value per share	(3)	$519,969,248
Fee Offset Sources	Main Street Capital Corporation	N-2	333-231146	n/a	April 30, 2019						$38,677.00
Fee Offset Sources	Main Street Capital Corporation	N-2	333-223483	n/a	March 7, 2018						$21,190.98
(1)	Calculated pursuant to Rule 457(c) based on the average of the high and low prices reported on the New York Stock Exchange as of March 1, 2022.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Unsold securities include an indeterminate amount of common stock, preferred stock or subscription rights previously registered on the registration statements identified in Table 2.